Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement and related prospectus (Form S-3 Nos. 333-141808, 333-152904, and 333-170654) of NxStage Medical, Inc., and

(2)	Registration Statements (Form S-8 Nos. 333-130241, 333-141804, 333-149225, 333-151857, 333-158142, 333-160109, 333-176014, and 333-196414) pertaining to the NxStage Medical, Inc. 1999 Stock Option and Grant Plan, the NxStage Medical, Inc. 2005 Stock Incentive Plan, the NxStage Medical, Inc. 2014 Omnibus Incentive Plan, and the NxStage Medical, Inc. 2005 Employee Stock Purchase Plan;

of our reports dated February 26, 2015, with respect to the consolidated financial statements of NxStage Medical, Inc. and the effectiveness of internal control over financial reporting of NxStage Medical, Inc., included in this Annual Report (Form 10-K) of NxStage Medical, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 26, 2015